UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 1, 2005

WESTERN GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10389	84-1127613
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 18th Street, Suite 1200, Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-5603
(Registrant’s telephone number, including area code)

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 1, 2005, Western Gas Resources, Inc. (“Western”) entered into a new Employment Agreement with Peter A. Dea, which provides for his continued employment as Western’s Chief Executive Officer and President.  The term commenced on August 1, 2005 and continues until July 31, 2008.  The Employment Agreement provides for an annual base salary of $547,668, which may be increased at Western’s discretion.  In addition, Mr. Dea is entitled to receive an annual bonus payable in accordance with Western’s annual incentive compensation plan.

The Employment Agreement provides that Mr. Dea’s employment may be terminated upon Mr. Dea’s death, disability or his 90-day advance notice, or by us on written notice with or without “cause” (as defined therein).  If Mr. Dea is terminated without “cause” he is entitled to severance in an amount equal to his most recent year’s base salary and the amount of bonus for the calendar year preceding the termination, increasing to three times those amounts in the event of a termination without cause within one year after a change of control.  In all cases, Mr. Dea is subject to covenants relating to confidentiality, non-competition and non-solicitation of customers and employees following termination.

The above summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(a)                                  Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS RESOURCES, INC.
(Registrant)

Date: August 2, 2005	By:	/s/ William J. Krysiak
Name: William J. Krysiak
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated August 1, 2005.